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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 18, 2002

                               JCC HOLDING COMPANY
               (Exact Name of Registrant as Specified in Charter)

DELAWARE                        0-33007                    62-1650470
(State or Other Jurisdiction    (Commission File Number)   (IRS Employer
of Incorporation)                                          Identification No.)


                                 One Canal Place
                           365 Canal Street, Suite 900
                          New Orleans, Louisiana, 70130
              (Address of Principal Executive Offices and Zip Code)

                                 (504) 533-6000
              (Registrant's telephone number, including area code)



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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

         (c) Exhibits.

         None.

ITEM 9. REGULATION FD DISCLOSURE.

         Harrah's Entertainment, Inc. ("Harrah's") owns a 49% interest in JCC Holding Company ("JCC") and owns the manager of our casino, Harrah's New Orleans Management Company. In an April 18, 2002 press release by Harrah's, Philip G. Satre, Chairman of the Board and Chief Executive Officer of Harrah's, and a director on our board of directors, stated, "[F]or the first time in its history, the casino has exceeded the minimum performance standard set during JCC's bankruptcy reorganization by 18.25 percent and has improved its market share by 2.7 percentage points." The performance standard sets certain targets based on a calculation of earnings before interest, income taxes, depreciation, amortization and management fees, adjusted for certain state and city costs, and corporate overhead costs.

         Investors are cautioned that Mr. Satre's remarks were made prior to our announcement of our first quarter results for 2002. The formal accounting for the first quarter is not complete and we cannot give any assurance as to the actual results for that time period. Our first quarter results will be reported in our Quarterly Report on Form 10-Q to be filed no later than May 15, 2002.

         Statements in this Current Report that are not historical fact, including particular statements about possible results and profitability, are forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Management cautions that our future performance involves numerous risks and uncertainties, and that actual results could differ materially from those expressed in any of our forward-looking statements as a result of actual revenues and expenses, possible accounting adjustments and other factors that are contained in documents JCC Holding Company files with the U.S. Securities and Exchange Commission. Readers are encouraged to refer to these reports.




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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


JCC HOLDING COMPANY
(REGISTRANT)

/s/ L. Camille Fowler
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L. Camille Fowler
Vice President - Finance, Secretary and Treasurer


Date: April 22, 2002